UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2020 (January 30, 2020)

Ladenburg Thalmann Financial Services Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-15799	650701248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor, Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 572-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	LTS	NYSE American
8.00% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	LTS PrA	NYSE American
6.50% Senior Notes due 2027	LTSL	NYSE American
7% Senior Notes due 2028	LTSF	NYSE American
7.25% Senior Notes due 2028	LTSK	NYSE American
7.75% Senior Notes due 2029	LTSH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 30, 2020, Ladenburg Thalmann Financial Services Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”).

At the Special Meeting, holders of common stock, par value $0.0001 per share, of the Company (“Common Stock”) voted upon: (1) the proposal to approve the Agreement and Plan of Merger, dated as of November 11, 2019 (the “Merger Agreement”) by and among the Company, Advisor Group Holdings, Inc., a Delaware corporation (“Advisor Group”), and Harvest Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Advisor Group (“Merger Sub”) and the merger and other transactions contemplated by the Merger Agreement (the “Merger Proposal”); and (2) the proposal to approve, by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger of Merger Sub with and into the Company (the “Compensation Proposal”). At the close of business on the record date for the Special Meeting, which was December 19, 2019, there were 149,170,717 shares of Common Stock issued and outstanding. 113,120,957 shares of Common Stock, representing 75.83% of the total shares of Common Stock issued and outstanding at the close of business on the record date, were represented in person or by proxy at the Special Meeting.

Each proposal was approved by the requisite vote of the Company’s shareholders. The final voting results for each proposal voted upon at the Special Meeting are set forth below. The proposals are described in further detail in the definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on December 26, 2019.

Proposal 1: The Company’s shareholders approved the Merger Proposal. The table below sets forth the voting results.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
104,071,492	8,649,603	399,862	—

Proposal 2: The Company’s shareholders approved the Compensation Proposal. The table below sets forth the voting results.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
102,426,971	10,088,277	605,709	—

Item 8.01. Other Events.

On January 31, 2020, the Company and Advisor Group issued a joint press release announcing the results of the shareholder vote at the Special Meeting. The Company also announced that the parties have received regulatory approval from the Financial Industry Regulatory Authority in connection with the merger and expect to be in position to complete the merger in mid-February 2020, subject to the satisfaction or waiver of the remaining conditions to closing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Joint Press Release dated January 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADENBURG THALMANN FINANCIAL SERVICES INC.

Dated: January 31, 2020	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer